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                                                                    EXHIBIT 3.13

                           CERTIFICATE OF ELIMINATION

                                     OF THE

                            SERIES B PREFERRED STOCK,
                            SERIES C PREFERRED STOCK,
                            SERIES D PREFERRED STOCK,
                            SERIES E PREFERRED STOCK,
                            SERIES F PREFERRED STOCK,
                            SERIES G PREFERRED STOCK,
                            SERIES H PREFERRED STOCK,
                      SERIES I NON-VOTING PREFERRED STOCK,
                            SERIES J PREFERRED STOCK,
                            SERIES K PREFERRED STOCK,
                            SERIES L PREFERRED STOCK,
                            SERIES M PREFERRED STOCK,
                            SERIES N PREFERRED STOCK,
                            SERIES O PREFERRED STOCK,
                            SERIES P PREFERRED STOCK,
                            SERIES Q PREFERRED STOCK,
                      SERIES R CONVERTIBLE PREFERRED STOCK,
                      SERIES T CONVERTIBLE PREFERRED STOCK,
                            SERIES U PREFERRED STOCK,
                            SERIES V PREFERRED STOCK,
                      SERIES W CONVERTIBLE PREFERRED STOCK,
                          SERIES X PREFERRED STOCK AND
                      SERIES Y CONVERTIBLE PREFERRED STOCK
                                       OF

                           U.S.I. HOLDINGS CORPORATION

                       (Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware)

          U.S.I. HOLDINGS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

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        1.      That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, authorized the issuance of each such series of preferred stock; established the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series; and filed a certificate of designations with respect to each such series, in each case in the office of the Secretary of State of the State of
Delaware: (i.) Series B Preferred Stock; (ii.) Series C Preferred Stock, par value $0.01 per share; (iii.) Series D Preferred Stock, par value $0.01 per share; (iv.) Series E Preferred Stock, par value $0.01 per share; (v.) Series F Preferred Stock, par value $0.01 per share; (vi.) Series G Preferred Stock, par value $0.01 per share; (vii.) Series H Preferred Stock, par value $0.01 per share; (viii.) Series I Non-Voting Preferred Stock, par value $0.01 per share; (ix.) Series J Preferred Stock, par value $0.01 per share; (x.) Series K Preferred Stock, par value $0.01 per share; (xi.) Series L Preferred Stock, par value $0.01 per share; (xii.) Series M Preferred Stock, par value $0.01 per share; (xiii.) Series N Preferred Stock, par value $0.01 per share; (xiv.) Series O Preferred Stock, par value $0.01 per share; (xv.) Series P Preferred Stock, par value $0.01 per share; (xvi.) Series Q Preferred Stock, par value $0.01 per share; (xvii.) Series R Convertible Preferred Stock, par value $0.01 per share; (xviii.) Series T Convertible Preferred Stock, par value $0.01 per share; (xix.) Series U Preferred Stock, par value $0.01 per share; (xx.) Series V Preferred Stock, par value $0.01 per share; (xxi.) Series W Convertible Preferred Stock, par value $0.01 per share; (xxii.) Series X Preferred Stock, par value $0.01 per share; and (xxiii.) Series Y Convertible Preferred Stock, par value $0.01 per share; and

        2. That the Board of Directors of the Corporation has adopted the following resolution:

                "RESOLVED, that in accordance with Section 151(g) of the General Corporation Law of the State of Delaware none of the authorized shares of the Corporation's Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Non-Voting Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Convertible Preferred Stock, Series T Convertible Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Convertible Preferred Stock, Series X Preferred Stock and Series Y Convertible Preferred are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to each such series.

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        3.      That, accordingly, all matters set forth in the certificate of designations with respect to each of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Non-Voting Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Convertible Preferred Stock, Series T Convertible Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Convertible Preferred Stock, Series X Preferred Stock and Series Y Convertible Preferred be, and hereby are, eliminated from the Corporation's Amended and Restated Certificate of Incorporation, as amended.

                  [Remainder of Page Intentionally Left Blank]

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                In witness whereof, the Corporation has caused this Certificate to be signed by its duly authorized officer this 25th day of November, 2002.

                                             U.S.I. HOLDINGS CORPORATION

                                             By: /s/ David L. Eslick
                                                 -------------------------------
                                                 Name:   David L. Eslick
                                                 Title:  Chairman, President and
                                                         Chief Executive Officer